UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

         Date of Report (date of earliest event reported): June 11, 2010


                               CAMELOT CORPORATION
               (Exact name of registrant as specified in charter)

         Colorado                     0-8299                     84-0691531
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

                        730 W. Randolph Street, Suite 600
                                Chicago, IL 60661
                    (Address of principal executive offices)

                                  312-454-0015
                           (Issuer's Telephone Number)

                                   Copies to:
                             Kristen A. Baracy, Esq.
                             Synergy Law Group, LLC
                       730 West Randolph Street, Suite 600
                                Chicago, IL 60661
                     Phone: 312-454-0015 - Fax: 312-454-0261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                               CAMELOT CORPORATION

                           Current Report on Form 8-K

                                  July 26, 2010

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 11, 2010, Camelot Corporation (the "Company") entered into a Mineral Lease Agreement (the "Lease") with Timberwolf Minerals, Ltd. ("Timberwolf") to lease certain unpatented lode mining claims (the "Property") owned by Timberwolf located in Section 2, Township 2 North, Range 38 East and Section 35, Township 3 North, Range 38 East, Mt. Diablo Meridian in Esmeralda County, Nevada subject to the terms of the Lease. The Property consists of Claims BJ 101, 103, 105, 107, 109, 110, 112, 114, 116 and 118 with BLM Serial No. NMC# Lead File 1017556 (the "Claims").

The Lease grants the Company the exclusive right to explore, develop and mine the Property for gold, silver and other minerals. Under the Lease, the Company is obligated to pay all Federal, State and County annual mining claim maintenance or rental fees and execute, record or file proof of payment of same and of Timberwolf's intention to hold the Claims.

Upon execution of the Lease, the Company paid $11,456.50 inclusive of $1,456.50 for 2010 maintenance fees. The Company is obligated to pay to Timberwolf minimum annual rental payments beginning on the first anniversary of the Lease as follows: $15,000 on or before the first anniversary of the Lease, $20,000 on or before the second anniversary of the Lease, $25,000 on or before the third anniversary of the Lease, $50,000 on or before the fourth anniversary of the Lease and $50,000 on or before the fifth anniversary of the Lease. The Company has the right to purchase all of Timberwolf's unpatented Claims covered by the Lease and within the boundaries of the area of interest for $5,000,000 on or before the sixth anniversary of the Lease, failure of which will terminate the Lease.

The Company's plan of operations is to conduct mineral exploration activities on the Property in order to assess whether the Claims possess commercially exploitable mineral deposits. (Commercially exploitable mineral deposits are deposits which are suitably adequate or prepared for productive use of a natural accumulation of minerals or ores). This exploration program is designed to explore for commercially viable deposits of gold, silver or other valuable minerals. (Commercially viable deposits are deposits which are suitably adequate or prepared for productive use of an economically workable natural accumulation of minerals or ores). The Company has not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our Claims. (A reserve is an estimate within specified accuracy limits of the valuable metal or mineral content of known deposits that may be produced under current economic conditions and with present technology). The Company is an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on its Claims.

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
Upon acquiring a lease on the Property, David A. Wolfe, Professional Geologist, prepared a geologic report for the Company on the mineral exploration potential of the Claims. Mr. Wolfe is the President of Timberwolf Minerals LTD, the company from whom the Property is leased. Included in Mr. Wolfe's report is a recommended exploration program which consists of mapping, sampling, staking additional claims and drilling.

At this time the Company is uncertain of the extent of mineral exploration it will conduct before concluding that there are, or are not, commercially viable minerals on the Claims. Further phases beyond the current exploration program will be dependent upon numerous factors such as Mr. Wolfe's recommendations based upon ongoing exploration program results and the Company's available funds.

Since 1998, the Company has not engaged in any operations and has been dormant. The Company has no revenues and has incurred losses since inception. The notes to the Company's financial statements include a statement raising substantial doubt about the Company's ability to continue as a going concern. The Company will not generate revenues even if its exploration program indicates that a mineral deposit may exist on its Claims. Accordingly, the Company will be dependent on future additional financing in order to maintain operations and continue exploration activities.

ITEM 901 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits required by Item 601 of Regulation S-K:

Exhibit
Number                          Description of Exhibit
------                          ----------------------

  3.1     Articles of Incorporation*
  3.2     Certificate of Amendment of Articles of Incorporation dated
          December 16, 1988*
  3.3     Articles of Reinstatement dated June 21, 1996*
  3.4     Articles of Reinstatement dated September 7, 1999*
  3.5     Bylaws*
 10.1 Mineral Lease Agreement dated June 11, 2010 between Camelot Corporation and Timberwolf Minerals, Ltd.
 99.1     Blair Junction Summary Report of Timberwolf Minerals Ltd.
 99.2     Blair Junction Summary and Recommendations of Timberwolf Minerals Ltd.

----------
* Incorporated by reference herein from the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission on June 23, 1976.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CAMELOT CORPORATION


July 26, 2010                              By /s/ Jeffrey Rochlin
                                             -----------------------------------
                                           Name:  Jeffrey Rochlin
                                           Title: President



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